CERTIFICATE OF DESIGNATION OF

SERIES A VOTING CONVERTIBLE PREFERRED STOCK

SETTING FORTH THE PREFERENCES,

RIGHTS, QUALIFICATIONS AND LIMITATIONS OF SUCH SERIES OF PREFERRED STOCK

Pursuant to Delaware law, Millennium Quest, Inc., a Delaware corporation (the "Company"), does hereby certify that:

Pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company, the Board of Directors of the Company on April 5, 2007 adopted the following resolution creating a series of preferred stock designated as Series A Voting Convertible Preferred Stock, and such resolution has not been modified and is in full force and effect on the date hereof:

RESOLVED that, pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of the Certificate of Incorporation, a series of the class of authorized preferred stock, par value $.001 per share, of the Company is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1.

Designation, Number and Rank.

(a)

The shares of the series shall be designated as "Series A Voting Convertible Preferred Stock" (the "Series A Preferred Stock").  The number of shares initially constituting the Series A Preferred Stock shall be One Hundred Thousand (100,000).

(b)

The Series A Preferred Stock shall, with respect to rights on liquidation, dissolution and winding up, rank equal to all outstanding shares of Common Stock and shall be treated as though it has been converted to outstanding shares of Common Stock pursuant to the conversion terms set forth herein.

Section 2.     Dividends and Distributions.

 Except as provided below, the Series A Preferred Stock shall not be entitled to any preferential dividends but shall be treated as though it had been converted to common stock and shall share equally in any dividend granted to shareholders of common stock unless the holders of such Series A Preferred Stock waive such rights in writing.  Notwithstanding the foregoing, however, the Series A Preferred Stock shall not be entitled to share or participate in the special cash distribution proposed to be paid by the Company to the holders of its common stock as of a record date between March 20, 2007 and April 25, 2007 in the amount determined by the Board of Directors pursuant to a resolution dated April 5, 2007, but not to exceed $0.19 per share.

Section 3.

Voting Rights.

Except as otherwise provided herein or by law and in addition to any right to vote as a separate class as provided by law, the holders of the Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock would be converted if converted on the record date for the taking of a vote (regardless of the number of shares of Common Stock that the Corporation is then authorized to issue) or, if no record date is established, at the day prior to the date such vote is taken or any written consent of stockholders is first executed. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder would be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). In addition, without the affirmative vote of the holders (acting together as a class) of at least a majority of Preferred Shares at the time outstanding given in person or by proxy at any annual or special meeting, or, if permitted by law, in writing without a meeting, the Corporation shall not alter, change or amend the preferences or rights of the Preferred Shares.

Section 4.

Conversion.

 The shares of Series A Preferred Stock shall, from and after the Conversion Date, be convertible at the option of the holder into shares of the Common Stock of the Company, $.001 par value, (the "Common Stock") at any time and from time to time on the basis of Four Hundred Twenty-Eight and 56/100 shares of Common Stock for each share of Series A Preferred Stock converted.  For purposes hereof, the Conversion Date shall be the earlier to occur of the following: (i) September 30, 2007; (ii) the date the Company consummates a business combination transaction with a corporation or other business entity with current business operations; or (iii) the date such conversion is approved by the Board of Directors of the Company. The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be subject to adjustment in certain circumstances upon any recapitalization, including but not limited to stock splits, readjustments or reclassifications, to protect against dilution, as set forth in more detail in this Section 4 hereof.

In addition to the rights of the holders of the Series A Preferred Stock to convert said stock to shares of Common Stock in accordance with the provisions set forth herein, the Company has the right at any time from and after the Conversion Date to cause any or all of said shares to be converted to shares of the Company’s Common Stock in accordance with all of the terms outlined herein upon five (5) days written notice. The outstanding shares of Series A Preferred Stock which are the subject of such notice by the Company shall be deemed to represent shares of Common Stock on the sixth day after notice of the conversion by the Company regardless of whether said  shares are surrendered for conversion by the holders thereof.

(a)

Adjustments.  The number of shares of Common Stock into which each share of Series A Preferred Stock is convertible, and the number of votes to which the holder of a share of Series A Preferred Stock is entitled pursuant to Section 4, shall be subject to adjustment from time to time as follows:

(i)

Dividend and Distributions. In case the Company shall at any time or from time to time declare a non-cash dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a larger number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case:

                    (A)

the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of Series A Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier;

                     (B)

the number of votes to which a holder of a share of Series A Preferred Stock is entitled pursuant to Section 3 shall be adjusted so that, after the happening of any of the events described above, such holder shall be entitled to a number of votes equal to (I) the number of votes to which such holder was entitled pursuant to Section 3 immediately prior to such happening multiplied by (II) a fraction, the numerator of which is the number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately after such happening and the denominator of which is the number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such happening; and

(C)

an adjustment made pursuant to this clause (i) shall become effective (I) in the case of any such dividend or distribution, (1) immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, for purposes of subclause (A), and (2) immediately after the close of business on the date of payment of such dividend or distribution, for purposes of subclause (B), or (II) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective, for purposes of both subclause (A) and subclause (B).

(ii)

Merger; Consolidation. In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Stock and excluding any transaction to which clause (i) or (ii) of this paragraph (a) applies) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Company is a party, exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of shares of Series A Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities. cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible immediately prior to the consummation of such transaction.

(b)

Method of Conversion.

             (i)    The holder of any shares of Series A Preferred Stock may exercise its right to convert such shares into shares of Common Stock by surrendering for such purpose to the Company, at its principal office or at the principal office of the transfer agent or at such other office or agency maintained by the Company for that purpose, a certificate or certificates representing the shares of Series A Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 4 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names.

(ii)

Promptly after such notification, such notifying holder of Series A Preferred Stock shall surrender for purposes of conversion to the Company, at its principal office or at such other office or agency maintained by the Company for that purpose, the certificate or certificates representing all shares of Series A Preferred Stock held by such holder.

(iii)

Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease, except for the right to receive shares of Common Stock and any dividends payable with respect thereto in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

(c)

Issuance of Common Stock.

Other than taxes payable by the holder of any Series A Preferred Stock in accordance with paragraph (b) of this Section 4, the Company will pay any and all issuance, documentary or stamp taxes and other taxes (other than taxes based on income) that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five (5) Business Days after the surrender of the certificate or certificates representing such shares of Series A Preferred Stock being converted and, in the case of a conversion by the holder pursuant to paragraph (b), the receipt by the Company of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series A Preferred Stock so converted shall be entitled and (ii) in the case of a conversion at the election of the holder of Series A Preferred Stock, if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares of Series A Preferred Stock evidenced by such surrendered certificate or certificates less the number of shares converted.

(d)

Reservation of Shares. Commencing on the Conversion Date, the Company shall reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock.  If, on the Conversion Date, the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Series A Preferred Stock, the Company shall use commercially reasonable efforts to increase the number of authorized shares of the Company’s Common Stock as necessary to permit the conversion of all then outstanding shares of Series A Preferred Stock and shall diligently pursue the completion of such process.

(e)

Waiver of Adjustment. Notwithstanding anything to the contrary set forth herein, the operation of, and any adjustment in the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to, this Section 4, may be waived with respect to any specific share or shares of Series A Preferred Stock, either prospectively or retroactively and either generally or in a particular instance, by a writing executed by the registered holder of such share or shares of Series A Preferred Stock. Any such waiver shall bind all future holders of such share or shares of Series A Preferred Stock for which such rights have been waived.

Section 5.     Reports as to Adjustments.

Whenever the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible (or the number of votes to which each share of Series A Preferred Stock is entitled) is adjusted as provided in Section 4, the Company shall promptly mail by either first class mail (or bulk mail if the number of holders exceeds 500) to the holders of record of the outstanding shares of Series A Preferred Stock at their respective addresses as the same shall appear in the Company's stock records a notice stating that the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A Preferred Stock is convertible (and the new number of votes to which each share of Series A Preferred Stock is entitled), as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

Section 6.

Redemption.

             There are no redemption rights associated with the Series A Preferred Stock.

             Section 7.        Restrictive Covenants.

             Unless approved in writing by a majority-in-interest of the holders of the Series A Preferred Stock, the Company shall not authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock,

Section 8.

Liquidation. Dissolution or Winding Up.

(a)

If the Company shall commence a voluntary case under the United States Bankruptcy Code or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in an involuntary case under the United States Bankruptcy Code or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up the Series A Preferred Stock shall be treated on an equal basis with the outstanding Common Stock.

(b)

Neither the consolidation or merger of the Company with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section.

Section 9.

Certain Remedies.

 To the extent permitted by applicable law, the holders of twenty (20%) percent or more of the outstanding shares of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in the United States District Court for either the State of Delaware or State of Texas, this being in addition to any other remedy to which such holder may be entitled at law or equity.

Section 10.

Reacquired Shares.

                         Any shares of Series A Preferred Stock exchanged, redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

Section 11.     Section References.

All references herein to sections or subsections shall be to sections or subsections of this Certificate of Designation unless otherwise expressly provided.

IN WITNESS WHEREOF, Millennium Quest, Inc., through its designated officer has caused this Certificate to be duly executed in its corporate name as of April 5, 2007.

Millennium Quest, Inc.

A Delaware corporation

       By /s/ Dimitri Cocorinis

Dimitri Cocorinis, President